EXPLANATORY NOTE: This free writing prospectus was originally filed with the Commission under File No. 333-116208 and is being refiled under File No. 333-116208-05

                                                      Filed pursuant to Rule 433
                                                                  March 31, 2006
                                           Registration Statement No. 333-116208
                                   Relating to Preliminary Prospectus Supplement
                                                            Dated March 29, 2006





                    PPLUS Class A Callable Trust Certificates
                         Series LTD-1 due March 1, 2033
                                    backed by
                              Limited Brands, Inc.
                       6.95% Exchange Debentures due 2033

                          Merrill Lynch Depositor, Inc.
                              Depositor and Sponsor

                                 March 31, 2006

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Issuing Entity:                                PPLUS Trust Series LTD-1
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Trust Certificates:                            PPLUS Class A Callable Trust Certificates Series LTD-1
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Underlying Securities:                         Limited Brands, Inc. 6.95% Exchange Debentures due 2033.
                                               CUSIP: 532716AK3.

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Number of Offered Certificates:                1,000,000
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Pricing Date:                                  March 31, 2006
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Original Issue Date/Closing Date:              April 7, 2006
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Offering Price:                                $25
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Underwriting Discount:                         $0.50
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Trust Certificates Coupon:                     6.7%
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Coupon Day Count:                              360/30
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Distribution Dates:                            Each March 1 and September 1.  Modified following
                                               business day will apply without adjustment for period end
                                               dates.
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 First Coupon Payment Date:                    September 1, 2006.
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Final Scheduled Distribution Date:             March 1, 2033.
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Call Option:                                   On any business day on or after March 1, 2011 that any call warrant holder designate as a "Call Date", the call
                                               warrant holders may purchase the Class A trust
                                               certificates in whole or in part at their stated amount
                                               plus any accrued and unpaid distributions to the Call
                                               Date.  On any business day before March 1, 2011 and (i) after the announcement of any redemption or (ii) after the
                                               announcement of any other unscheduled payment of the
                                               underlying securities or (iii) after the announcement of
                                               any receipt of notice of termination of the trust or (iv)
                                               when a tender offer for the underlying securities is
                                               pending, that any call warrant


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                                               holders designate as a "Call Date", the call warrant
                                               holders may purchase the Class A trust certificates in
                                               whole or in part at their stated amount plus any accrued
                                               and unpaid distributions to the Call Date.

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Exchange of Trust Certificates:                Merrill Lynch & Co. or any of its affiliates (other
                                               than the depositor) or any other person (or group of
                                               affiliated persons, where each member of the group
                                               holds no less than $500,000 in stated amount of trust
                                               certificates and is not the depositor) holding Class A
                                               trust certificates with an aggregate stated amount of
                                               $5 million or more acquired pursuant to the exercise of
                                               call warrants may not less than 30 days and not more
                                               than 60 days prior to a given distribution date give
                                               notice to the trustee of its intent to tender its trust
                                               certificates on that distribution date in exchange for
                                               a like amount of underlying securities.  An optional
                                               exchange can only be made if an equal number of Class A
                                               and Class B certificates are tendered.

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Denominations:                                 The trust certificates will each have a stated amount of
                                               $25 and will be denominated and payable in U.S. dollars.
                                               The trust certificates will be offered in minimum lots of
                                               40 trust certificates and subsequent increments of 40
                                               trust certificates.
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Expected Certificate Rating:                   Baa2 with negative outlook by Moody's and BBB by S&P.

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Capitalized terms used but not defined here shall have the meanings set forth in the Preliminary Prospectus Supplement.



The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-449-6378.